EXHIBIT 10.4

HARTE-HANKS, INC.
PERFORMANCE UNIT AWARD AGREEMENT

To: Robert A. Philpott	Date of Grant: July , 2013

Number of Shares: 150,000

HARTE-HANKS, INC. (the “Company”), is pleased to grant you, as an inducement material to your entry into employment with the Company, performance units (the “Performance Units”) with respect to a number of shares of Stock (as defined below), subject to the terms and conditions set forth in this Performance Unit Award Agreement (this “Agreement”). The grant of the Performance Units is specifically conditioned upon (i) the approval of this grant to you by the Board (as defined below), and (ii) the execution by you of this Agreement, agreeing to all of the terms and conditions set forth herein. The Date of Grant and the maximum number of shares of Stock that may be earned with respect to the Performance Units are stated above. The Performance Units are not governed by the Harte-Hanks, Inc. 2013 Omnibus Incentive Plan, 2005 Omnibus Incentive Plan or by any other equity compensation plan of the Company (or of any of its affiliates). No payment is required for the Performance Units that you receive pursuant to this Agreement.

This Agreement sets forth the terms of the agreement between you and the Company with respect to the Performance Units. By accepting this Agreement, you agree to be bound by all of the terms hereof.

1.                                      Definitions. Unless otherwise defined herein, as used in this Agreement, the following terms have the meanings set forth below:

(a)                                 “Board” means the board of directors of the Company.

(b)                                 “Cause” means deficiencies in performance or conduct, as determined in the sole discretion of the Company, resulting in termination of employment.

(c)                                  “Change in Control” means the first day that any one or more of the following conditions shall have been satisfied:

(i)                                     the acquisition of any outstanding voting securities by any person, after which such person (as the term is used for purposes of Section 13(d) or 14(d) of the Exchange Act) has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding voting securities of the Company; provided, however, that for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company, or (D) any acquisition by any corporation pursuant to a transaction that complies with Sections (iii)(A) and (iii)(B) of this definition;

(ii)                                  individuals who, as of the Date of Grant, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Date of Grant, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii)                               consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless (A) the stockholders of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), and (B) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)                              approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(d)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(e)                                  “Committee” means the Compensation Committee of the Board.

(f)                                   “Date of Grant” means the date designated as such on the first page of this Agreement.

(g)                                  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h)                                 “Fair Market Value” means with respect to Stock, as of any date, the closing price of a share of Stock on the New York Stock Exchange for the last trading day prior to that date. If no such prices are reported, then Fair Market Value shall mean the average of the high and low sale prices for the Stock (or if no sale prices are reported, the average of the high and low bid prices) as reported by the principal regional stock exchange, or if not so reported, as reported by Nasdaq or a quotation system of general circulation to brokers and dealers; provided, however, that with respect to same day sales, Fair Market Value shall mean the per share price actually paid for shares of Stock in connection with such sale.

(i)                                     “Stock” means the Company’s $1.00 par value per share voting common stock, or any other securities that are substituted therefor.

2.                                      Vesting. The Performance Units subject to this Agreement will vest and become payable (a) on the third anniversary of the Date of Grant, but only to the extent the Performance Criterion set forth in Section 3 below is achieved, or (b) to the extent sooner, upon a Change in Control; provided, however, that the Performance Units will vest in accordance with the vesting schedule described above only if you are still employed by the Company on the applicable vesting date. If your employment terminates prior to the vesting of the Performance Units (including without limitation a termination by the Company with or without Cause, or termination by reason of death, disability (within the meaning of Section 22(e)(3) of the Code) or retirement on or after your attainment of age 70, or a voluntary termination by you) all Performance Units shall be forfeited at the time of such termination.

3.                                      Performance Criterion. The Performance Criterion applicable to the Performance Units shall be the same Performance Criterion established by the Company pursuant to the 2005 Omnibus Incentive Plan for its officers as part of its January 2013 compensation determinations.

4.                                      Settlement. Upon vesting, in settlement of the vested Performance Units (if any) you will receive (a) one share of Stock for each vested Performance Unit, or (b) if the Committee so elects (in its sole discretion), cash in an amount equal to the Fair Market Value of the Stock multiplied by the number of Performance Units vested. Settlement shall occur no later than two and one-half months following the vesting date and will be subject to withholding for taxes and other applicable payroll adjustments. The Committee’s determination of the amount payable shall be binding upon you and your beneficiary or estate. The value received shall not bear any interest owing to the passage of time.

5.                                      Rights as a Stockholder. The Performance Units granted pursuant to this Agreement do not and shall not entitle you to any rights of a holder of Stock, including the right to vote or receive dividends or any dividend equivalents, prior to the date, if any, that shares of Stock are issued to you in settlement of the Performance Units pursuant to Section 4.

6.                                      Nontransferability of Agreement. This Agreement and all rights under this Agreement shall not be transferable by you during your life other than by will or pursuant to applicable laws of descent and distribution. Any of your rights and privileges in connection herewith shall not be transferred, assigned, pledged or hypothecated by you or by any other person or persons, in any way, whether by operation of law, or otherwise, and shall not be subject to execution, attachment, garnishment or similar process. In the event of any such occurrence, this Agreement shall automatically be terminated and shall thereafter be null and void.

7.                                      Conditions. Notwithstanding any provision of this Agreement to the contrary, the issuance of Stock will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The Company may require you, as a condition of receiving the Stock, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that you are acquiring the Stock subject to this Agreement for your own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate to comply with federal and applicable state securities laws.

8.                                      Change in Capital Structure. In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event including a Change in Control, in the Board’s sole discretion, affects the Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Board shall direct the Committee to, in such manner as it determines is equitable, adjust any or all of the number and kind of shares of Stock (or other securities or property) subject to the Performance Units; provided that no such adjustment shall be affected if it would cause the Performance Units to become subject to, or otherwise fail to comply with, Section 409A of the Code. This Agreement shall not in any way affect or restrict the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

9.                                      Extraordinary Events. In the event of any transaction or event described in Section 8 or any unusual or nonrecurring transaction or event affecting the Company, any affiliate of the Company or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles occurs, including any Change in Control, the Board, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to direct the Committee to take any one or more of the following actions whenever the Board determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(a)                                 To provide for the cancellation of the Performance Units in exchange for an amount of cash equal to the amount that could have been attained upon the realization of your rights had the Performance Units been currently payable or fully vested (including an amount equal to zero if no cash could have been so attained or realized);

(b)                                 To provide that the Performance Units cannot vest or become payable after such event; provided, however, that no action shall be taken pursuant to this clause (b) without your consent, which consent shall not be unreasonably withheld;

(c)                                  To provide that such Performance Units shall be vested and nonforfeitable as to all shares covered thereby and that all restrictions with respect thereto shall lapse, notwithstanding anything to the contrary herein;

(d)                                 To provide that the Performance Units be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares; and

(e)                                  To make such other adjustments in the number and type of shares of Stock (or other securities or property) subject to the Performance Units and the criteria included herein; provided that no such adjustment shall be affected if it would cause the Performance Units to become subject to, or to otherwise fail to comply with, Section 409A of the Code.

10.                               Authority of the Committee. This Agreement and the Performance Units granted hereunder shall be administered by the Committee except to the extent the Board elects to administer this Agreement and the Performance Units granted hereunder, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” The Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Agreement; (ii) accelerate the time of vesting of the Performance Units; (iii) construe this Agreement and the Performance Units; (iv) make determinations of the Fair Market Value of the Stock subject to this Agreement; (v) delegate its duties under this Agreement to such agents as it may appoint from time to time; (vi) terminate, modify, or amend this Agreement, provided that, no amendment or termination may decrease your rights inherent in the Performance Units prior to such amendment without your express written permission except to the extent such amendment is necessary to comply with applicable laws and regulations and to conform the provisions of this Agreement to any change thereto; and (vii) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering this Agreement, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in this Agreement in the manner and to the extent it deems necessary or desirable to carry the Agreement into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 10 shall be final and conclusive.

11.                               Section 16. Notwithstanding any other provisions of this Agreement, the grant of the Performance Units shall comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act and shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Performance Units shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

12.                               Withholding Taxes. No Stock or cash will be released to you unless you have made acceptable arrangements to pay any withholding taxes that may be due as a result of receipt, vesting or settlement of the Performance Units pursuant to this Agreement. These arrangements may include withholding of Stock that otherwise would be released to you when the Performance Units vest and are paid to you or surrendering Stock that you already own. The Fair Market Value of the Stock withheld or that you surrender (determined as of the date when the taxes otherwise would have been withheld in cash) will be applied as a credit against the taxes. Any provision of this Agreement to the contrary notwithstanding, the Company may take such steps as it may deem necessary or desirable for the withholding of any taxes which it is required by law or regulation of any governmental authority, federal, state or local, domestic or foreign, to withhold in connection with any shares subject hereto.

13.                               Notices. Any notice to be given under the terms of this Agreement shall be made by personal delivery, through the mail, or by facsimile, electronic mail or other electronic transmission to the Company’s Secretary, Harte-Hanks, Inc., 9601 McAllister Freeway, Suite 610, San Antonio, Texas 78216, Fax: (210) 829-9139. Any notice to be given to you shall be addressed to you at your address indicated in the Company’s payroll records, your company email address or at such other address as either party may hereafter designate in writing to the other. Any person entitled to notice hereunder may waive such notice.

14.                               No Guarantee of Continued Service. You acknowledge and agree that the vesting of Performance Units pursuant to the vesting schedule set forth in this Agreement is earned only by continuing as an employee at the will of the Company (and not through the act of being hired or being granted the Performance Units). You further acknowledge and agree that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued employment for the vesting period, for any period, or at all, and shall not interfere in any way with your right or the right of the Company or any affiliate to dismiss you from employment, free from any liability, or any claim under this Agreement, at any time with or without Cause.

15.                               Protection of Goodwill. You acknowledge that the Company is providing you with the Performance Units in connection with and in consideration for your promises and covenants contained herein. Specifically, in consideration for the Performance Units, which you acknowledge provide a material incentive for you to grow, develop and protect the goodwill and confidential and proprietary information of the Company, you agree that the Performance Units (themselves and in combination with any other awards made to you) constitute independent and sufficient consideration for all non-competition, non-solicitation and confidentiality covenants between you and the Company, and agree and acknowledge that you will fully abide by each of such covenants. You further acknowledge that your promise to fully abide by each of the protective covenants referenced above is a material inducement for the Company to provide you with the Performance Units.

16.                               Successors & Assigns. Subject to the limitations on the transferability of this Agreement and the Performance Units, this Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties hereto.

17.                               Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

18.                               Clawback. Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”), the Performance Units subject to this Agreement shall not be deemed fully earned or vested, even if settled, if the Performance Units or any portion thereof are deemed “incentive compensation” and subject to recovery, or “clawback,” by the Company pursuant to the provisions of the Act and any rules or regulations promulgated thereunder or by any stock exchange on which the Company’s securities are listed (the “Rules”). In addition, you hereby acknowledge that this Agreement may be amended as necessary and/or shall be subject to any recoupment policies adopted by the Company to comply with the requirements and/or limitations under the Act and the Rules, or any other federal or stock exchange requirements, including by expressly permitting (or, if applicable, requiring) the Company to revoke, recover and/or clawback the Performance Units or the shares of Stock or cash issued in settlement thereof.

19.                               Other Benefits. The amount of any compensation deemed to be received by you as a result of the receipt, vesting or settlement of the Performance Units will not constitute “earnings” with respect to any other benefits provided to you by the Company or an affiliate, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

20.                               Furnish Information. You shall furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation. From time to time, the Board and appropriate officers of the Company shall and are authorized to take whatever action is necessary to file required documents with governmental authorities and other appropriate persons to make shares of Stock available for issuance pursuant to this Agreement.

21.                               No Liability for Good Faith Determinations. The Company and the members of the Committee and the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Performance Units granted hereunder.

22.                               Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

23.                               No Guarantee of Interests. Neither the Committee, the Board nor the Company guarantees the Stock of the Company from loss or depreciation.

24.                               Company Records. Records of the Company or its affiliates regarding your period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

25.                               Company Action. Any action required of the Company shall be by resolution of its Board or by a person authorized to act by resolution of the Board.

26.                               Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

27.                               Headings; Word Usage. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

28.                               Fractional Shares. In no event may the Performance Units be settled or adjusted for any fractional shares. The Committee shall determine whether cash or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of the Date of Grant first above written.

HARTE-HANKS, INC.

By:
Douglas C. Shepard
EVP and Chief Financial Officer

ACKNOWLEDGED AND AGREED:

Robert A. Philpott